EXHIBIT 21
FLOTEK INDUSTRIES, INC.
LIST OF SUBSIDIARIES

CESI Chemical, Inc.
Oklahoma Corporation
Material Translogistics, Inc.
Texas Corporation
Padko International Incorporated
Oklahoma Corporation
Petrovalve International, Inc.
Alberta Corporation
Petrovalve, Inc.
Delaware Corporation
USA Petrovalve, Inc.
Texas Corporation
Turbeco, Inc.
Texas Corporation
Flotek Paymaster, Inc.
Texas Corporation
Teledrift Company
Delaware Corporation
CESI Manufacturing, LLC
Oklahoma Limited Liability Company
Flotek Industries FZE
Jebel Ali Free Zone Establishment
Flotek International, Inc.
Delaware Corporation
Flotek Ecuador Investments, LLC
Texas Limited Liability Company
Flotek Ecuador Management, LLC
Texas Limited Liability Company
Flotek Chemical Ecuador Cia. Ltda.
Ecuador Limited Liability Company